                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)_______

                       ---------------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

  A NATIONAL BANKING ASSOCIATION                   36-0899825
                                                 (I.R.S. employer
                                              identification number)

One First National Plaza, Chicago, Illinois         60670-0126
(Address of principal executive offices)            (Zip code)

                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (Name, address and telephone number of agent for service)

                      -----------------------------------

                           LYONDELL CHEMICAL COMPANY
              (Exact name of obligor as specified in its charter)

          Delaware                                  95-4160558
 (State or other jurisdiction of                 (I.R.S. employer
 incorporation or organization)                identification number)


     One Houston Center, Suite 1600
          1221 McKinney Street
           Houston, Texas                                77010
(Address of principal executive offices)               (Zip Code)


                      JUNIOR SUBORDINATED DEBT SECURITIES
                      SUBORDINATED DEBT TRUST SECURITIES
                 GUARANTEE OF PREFERRED SECURITIES OF LYONDELL
               TRUST I, LYONDELL TRUST II AND LYONDELL TRUST III
                        (Title of Indenture Securities)

Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   List below all exhibits filed as a
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 30th day of March, 1999.


                    THE FIRST NATIONAL BANK OF CHICAGO,
                    Trustee

                    By /s/ SANDRA L. CARUBA

                         SANDRA L. CARUBA
                         Vice President


* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc. filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                 EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                              March 30, 1999


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Lyondell Chemical Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                         Very truly yours,

                         THE FIRST NATIONAL BANK OF CHICAGO

                         By: /s/ SANDRA L. CARUBA

                             SANDRA L. CARUBA
                             Vice President

                                                                       EXHIBIT 7

Legal Title of Bank:       The First National Bank of Chicago   Call Date: 12/31/98  ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460   Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                         DOLLAR AMOUNTS IN THOUSANDS         C400
                                                                         ----------------------------       ------
ASSETS
1. Cash and balances due from depository institutions
   (from Schedule RC-A):                                                   RCFD
   a. Noninterest-bearing balances and currency                             ----
      and coin(1)....................................................      0081              5,585,982         1.a
   b. Interest-bearing balances(2)...................................      0071              4,623,842         1.b
2.  Securities
    a. Held-to-maturity securities(from
       Schedule RC-B, column A)......................................      1754                      0         2.a
    b. Available-for-sale securities (from
       Schedule RC-B, column D)......................................      1773             11,181,405         2.b
3.  Federal funds sold and securities purchased
    under agreements to resell.......................................      1350              9,853,544         3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income
       (from Schedule RC-C)..........................................      2122             31,155,998         4.a
    b. LESS: Allowance for loan and lease losses.....................      3123                411,963         4.b
    c. LESS: Allocated transfer risk reserve.........................      3128                  3,884         4.c
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)..........................      2125             30,740,151         4.d
5.  Trading assets (from Schedule RD-D)..............................      3545              7,635,778         5.
6.  Premises and fixed assets (including capitalized leases).........      2145                739,925         6.
7.  Other real estate owned (from Schedule RC-M).....................      2150                  4,827         7.
8.  Investments in unconsolidated subsidiaries and
    associated companies (from Schedule RC-M)........................      2130                202,359         8.
9.  Customers' liability to this bank on acceptances outstanding.....      2155                269,516         9.
10. Intangible assets (from Schedule RC-M)...........................      2143                291,665        10.
11. Other assets (from Schedule RC-F)................................      2160              3,071,912        11.
12. Total assets (sum of items 1 through 11).........................      2170             74,200,906        12.

------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:                   The First National Bank of Chicago            Call Date:  12/31/98 ST-BK:  17-1630 FFIEC 031
Address:                               One First National Plaza, Ste 0460            Page RC-2
City, State  Zip:                      Chicago, IL  60670
FDIC Certificate No.:                  0/3/6/1/8
                                       ---------

SCHEDULE RC-CONTINUED

                                                                                             DOLLAR AMOUNTS IN
                                                                                                  THOUSANDS
                                                                                      ----------------------------------
LIABILITIES
13.  Deposits:                                                        RCON
     a. In domestic offices (sum of totals of                         -----
        columns A and C from Schedule RC-E, part 1)................   2200                    22,524,140     13.a
        (1) Noninterest-bearing(1).................................   6631                    10,141,937     13.a1
        (2) Interest-bearing.......................................   6636                    12,382,203     13.a2

                                                                      RCFN
                                                                      ----
     b. In foreign offices, Edge and Agreement subsidiaries,
        and IBFs (from Schedule RC-E, part II).....................   2200                    19,691,237     13.b
        (1) Noninterest bearing....................................   6631                       408,126     13.b1
        (2) Interest-bearing.......................................   6636                    19,283,111     13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                   RCFD 2800                9,113,686     14
15.  a. Demand notes issued to the U.S. Treasury...................   RCON 2840                  120,599     15.a
     b. Trading Liabilities(from Schedule RC-D)....................   RCFD 3548                6,797,927     15.b

                                                                      RCFD
                                                                      -----
16.  Other borrowed money:
     a. With original maturity of one year or less.................   2332                     5,385,355     16.a
     b. With original  maturity of more than one year..............   A547                       327,126     16.b
     c.  With original maturity of more than three years ..........   A548                       316,411     16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding.......   2920                       269,516     18.
19.  Subordinated notes and debentures.............................   3200                     2,400,000     19.
20.  Other liabilities (from Schedule RC-G)........................   2930                     2,137,443     20.
21.  Total liabilities (sum of items 13 through 20)................   2948                    69,083,440     21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.................   3838                             0     23.
24.  Common stock..................................................   3230                       200,858     24.
25.  Surplus (exclude all surplus related to preferred stock)......   3839                     3,201,435     25.
26.  a. Undivided profits and capital reserves.....................   3632                     1,695,446     26.a
     b. Net unrealized holding gains (losses)
        on available-for-sale securities...........................   8434                         6,349     26.b
27.  Cumulative foreign currency translation adjustments...........   3284                        13,378     27.
28.  Total equity capital (sum of items 23 through 27)..............  3210                     5,117,466     28.
29.  Total liabilities, limited-life preferred stock,
     and equity capital (sum of items 21, 22, and 28)..............   3300                    74,200,906     29.

Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best
   describes the most comprehensive level of auditing work performed for the                    ---------   Number
   bank by independent external auditors as of any date during 1996...............   RCFD 6724  |  N/A  |    M.1
                                                                                                ---------
1 = Independent audit of the bank conducted in                       4. =  Directors' examination of the bank
    accordance with generally accepted auditing                            performed by other external auditors
    standards by a certified public accounting                             (may be required by state chartering
    firm which submits a report on the bank                                authority)

2 = Independent audit of the bank's parent holding                   5 =   Review of the bank's financial statements
    company conducted in accordance with generally                         by external auditors
    accepted auditing standards by a certified public
    accounting firm which submits a report on the                    6 =   Compilation of the bank's financial
    consolidated holding company (but not on the bank                      statements by external auditors
    separately)
                                                                     7 =   Other audit procedures (excluding tax
3 =  Directors' examination of the bank                                    preparation work)
     conducted in accordance with generally accepted
     auditing standards by a certified public accounting             8 =   No external audit work
     firm (may be required by state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.